Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Christopher & Banks Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 1st day of April, 2015.

MACELLUM RETAIL OPPORTUNITY FUND, LP

By:	Macellum Advisors GP, LLC,
its general partner

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MACELLUM CAPITAL MANAGEMENT, LLC

By:	MCM Managers, LLC,
its managing member

By:	MCM Management, LLC,
its managing member

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Managing Member

MACELLUM ADVISORS GP, LLC

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MACELLUM MANAGEMENT, LP

By:	Macellum Advisors GP, LLC,
its general partner

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Sole Member

MCM MANAGERS, LLC

By:	MCM Management, LLC,
its managing member

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Managing Member

MCM MANAGEMENT, LLC

By:	/s/ Jonathan Duskin
Name:	Jonathan Duskin
Title:	Managing Member

/s/ Jonathan Duskin
JONATHAN DUSKIN